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                                                                     EXHIBIT 5.1
                                       September 3, 1998


General American Railcar Corporation II
500 West Monroe Street
Chicago, Illinois 60661

     Re:  Registration Statement on Form S-3
          Pass Through Certificates, Series 1998-1

Ladies and Gentlemen:

     We have acted as special counsel to General American Railcar Corporation II, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration No. 333-58731) as amended by Amendment No. 1 thereto (the "Registration Statement"). The Registration Statement relates to up to $167,000,000 aggregate principal amount of Pass Through Certificates (the "Pass Through Certificates"). The Pass Through Certificates will be issued under a Pass Through Trust Agreement to be entered into by and between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), substantially in the form filed as Exhibit 4.1 to the Registration Statement as supplemented by a Trust Supplement relating to the Pass Through Certificates (each as supplemented, an "Agreement"). All capitalized terms used herein and not otherwise defined have the meanings specified in such Exhibit 4.1.

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based upon the foregoing, we are of the following opinion with respect to Pass Through Certificates of each series:

          The execution and delivery by the Company of each Agreement has been duly authorized by the Company. Assuming the due execution and delivery by the Company of the related Agreement and the due authorization, execution, issuance, authentication and delivery of the Pass Through Certificates by the Trustee in accordance with the terms of such Agreement and assuming the due authorization, execution and delivery of such Agreement by the Trustee, the Pass Through Certificates, when issued and sold in accordance with the terms of the Prospectus related to Pass Through Certificates which constitutes part
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          of the Registration Statement, will constitute valid and binding obligations of the Trustee entitling the holders thereof to the benefits of the Agreement except as may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and (b) general principals of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     In rendering the foregoing opinion, we have relied on the opinion of the Law Department of The First National Bank of Chicago, counsel to the Trustee, with respect to all matters opined to therein, and our opinion is subject to all the assumptions contained in such opinion. In addition, in regard to the interpretation and enforceability of each Agreement we have assumed that the substantive laws of the State of New York, which are the applicable governing laws for the Agreements, are the same as the laws of the State of Illinois.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, the use of our name in the third paragraph under the caption "Federal Income Tax Considerations" in the Prospectus relating to the Pass Through Certificates which constitutes part of the Registration Statement, under the caption "Certain Illinois Taxes" and under the caption "Legal Matters" in such Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,

                              /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ